Exhibit 99.3

EagleRock Land, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

EagleRock Land, LLC (the “Company”, or “EagleRock”) is a Texas limited liability company formed by Lea & Eddy Holdings, LLC (“Predecessor”, or “Lea & Eddy”) on December 1, 2025 to engage in the acquisition and management of surface acreage in the Delaware and Midland sub-basins within the Permian Basin. The following unaudited pro forma condensed consolidated financial statements of the Company reflect the historical results of the Predecessor, on a pro forma basis to give effect to the following transactions, which are defined and described in further detail below, as if they had occurred on March 31, 2026 for purposes of the unaudited pro forma balance sheet, and on January 1, 2025 for purposes of the unaudited pro forma statement of operations:

•	the Accelerated Acquisition;

•	the exclusion of certain assets and liabilities of Predecessor that were not conveyed to the Company (the “Excluded Assets”);

•	the Shallow Valley Contribution;

•	the DE Flow Contribution;

•	the Up-C Reorganization; and

•	the initial public offering of Class A shares of the Company and the use of net proceeds therefrom as described in “Use of Proceeds” (the “Offering”).

The Accelerated Acquisition. On April 14, 2025, Predecessor acquired 100% of the membership interests in Accelerated Water Resources, LLC (the “Accelerated Acquisition”) for a total purchase price of $191.7 million. Predecessor acquired approximately 72,000 surface acres and water infrastructure as part of the Accelerated Acquisition. In connection with the Accelerated Acquisition, Predecessor raised $204.0 million in financing. Predecessor accounted for the Accelerated Acquisition under the acquisition method of accounting

The Shallow Valley Contribution. In connection with the Offering, the Shallow Valley Contribution occurred pursuant to which the existing owners of Shallow Valley Ranch (“Shallow Valley Owners”) contributed Shallow Valley Ranch, including approximately 41,000 surface acres and associated assets, to EagleRock in exchange for OpCo Units representing an initial approximate 19.3% ownership interest in OpCo (“the Shallow Valley Contribution”), prior to the dilutive effect of any other transactions. The Shallow Valley Contribution was accounted for under the acquisition method of accounting.

The DE Flow Contribution. In connection with the Offering, the DE Flow Contribution occurred pursuant to which Double Eagle IV Midco, LLC (“Double Eagle”) contributed DE IV Flow, LLC (“DE Flow”), including certain water infrastructure assets, to EagleRock in exchange for OpCo Units representing an initial approximate 41.8% ownership interest in OpCo (“the DE Flow Contribution”), prior to the dilutive effect of any other transactions. The DE Flow Contribution was accounted for under the acquisition method of accounting. In conjunction with the DE Flow Contribution, DE Flow entered into a Water System Management Agreement (the “DE Flow WSMA”) with DEF Operating.

The Up-C Reorganization. In connection with the Offering, each of Lea & Eddy, the Shallow Valley Owners, and Double Eagle contributed cash to the Company in exchange for Class B shares. Additionally, the Company and Eagle Rock Land Operating, LLC (“OpCo”) amended their operating agreements to facilitate the Offering (the “Up-C Reorganization”).

The Offering. For the purposes of the unaudited pro forma condensed consolidated financial statements, the Offering is defined as the issuance and sale to the public of 17,300,000 Class A shares of the Company, as well as the exercise of the option granted to the underwriters to purchase an additional 2,595,000 Class A shares and the application by the Company of the net proceeds from such issuance. The net proceeds from the sale of Class A shares were $330.4 million, net of underwriting discounts and commissions of $25.8 million and other offering-related expenses payable by the Company, which were approximately $11.9 million based on the initial offering price (excluding costs paid as of March 31, 2026).

The unaudited pro forma condensed consolidated balance sheet of the Company is based on the unaudited historical consolidated balance sheet of the Predecessor as of March 31, 2026 and includes pro forma adjustments to give effect to the DE Flow Contribution, the Shallow Valley Contribution, the Up-C Reorganization and Offering as if they had occurred on March 31, 2026. There are no pro forma adjustments to give effect to the Accelerated Acquisition since the results of the Accelerated Acquisition are included in the Predecessor historical consolidated balance sheet as of March 31, 2026.

The unaudited pro forma condensed consolidated statement of operations of the Company is based on the audited historical consolidated statement of operations of the Predecessor for the year ended December 31, 2025 and the unaudited historical consolidated statement of operations of the Predecessor for the three months ended March 31, 2026 and includes pro forma adjustments to give effect to the Accelerated Acquisition, the DE Flow Contribution, the Shallow Valley Contribution, Up-C Reorganization and the Offering as if they had occurred on January 1, 2025.

The unaudited pro forma condensed consolidated financial statements have been prepared on the basis that the Company has elected to be taxed as a corporation under the Internal Revenue Code of 1986. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto and with the audited historical consolidated financial statements and related notes of the Predecessor and with the unaudited interim historical consolidated financial statements and related notes of the Predecessor, as well as the other audited historical financial statements of Accelerated, DE Flow and Shallow Valley and the unaudited interim historical financial statements of Accelerated, DE Flow and Shallow Valley.

The pro forma data presented reflect events directly attributable to the described transactions and certain assumptions that the Company believes are reasonable. The pro forma data are not necessarily indicative of financial results that would have been attained had the described transactions occurred on the dates indicated below or which could be achieved in the future because they necessarily exclude various operating expenses, such as incremental general and administrative expenses associated with being a public company. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma financial statements.

Accounting for the Contributions

The purchase price allocation and related adjustments reflected in this unaudited pro forma condensed consolidated financial information are preliminary and subject to revision based on final allocation of the fair value of the net assets after the date of the Final Prospectus. See Note 1: Basis of Presentation for more information.

The contributions are subject to reclassification and transaction accounting adjustments that have not been finalized. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purposes of providing unaudited pro forma condensed combined financial information in accordance with SEC rules including Article 11 of Regulation S-X. Differences between these preliminary estimates and the final reclassification and transaction accounting adjustments may be material.

EagleRock Land, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

as of March 31, 2026

	Historical Lea & Eddy Holdings, LLC	Excluded Assets	Transaction Accounting Adjustments		Formation Related Adjustments	Pro Forma	Up-C Reorganization and Offering		Pro Forma, as adjusted
		(a)			(c)
(in thousands, except unit counts)
ASSETS
Current assets:
Cash and cash equivalents	$4,118	$(4,118)	$—		$—	$—	$57,736	(d)	$57,736
Accounts receivable, net	14,934	(3,758)	—		—	11,176	—		11,176
Accounts receivable—related party	—	—			—	—	—		—
Inventory	308	—	—		—	308	—		308
Prepaid expenses and other current assets	8,499	(8,214)	—		—	285	(58	) (e)(f)(j)	227

Total current assets	27,859	(16,090)	—		—	11,769	57,678		69,447
Non-current assets:
Property, plant and equipment, net	55,105	(843)	—		324,547	378,809	—		378,809
Right-of-use asset, net	1,636	(1,394)	—		—	242	—		242
Intangible assets, net	187,806	—	—		585,003	772,809	—		772,809
Net investment in sales-type lease	3,225	—	—		—	3,225	—		3,225
Goodwill	—	—	—		552,590	552,590	—		552,590
Deferred offering costs	4,878	—	—		—	4,878	(4,860	) (e)	18
Other noncurrent assets	1,149	(287)	—		—	862	3,441	(j)	4,303

Total non-current assets	253,799	(2,524)	—		1,462,140	1,713,415	(1,419)		1,711,996

Total assets	$281,658	$(18,614)	$—		$1,462,140	$1,725,184	$56,259		$1,781,443

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$6,161	$(1,142)	$—		$—	$5,019	$(3,047	) (e)	$1,972
Accounts payable—related party	1,780	(1,670)	—		15,494	15,604	—		15,604
Accrued liabilities	3,293	(2,306)	—		—	987	—		987
Current income taxes payable	149	—	—		—	149	—		149
Current deferred revenue	169	—	—		—	169	—		169
Current operating lease liability	608	(513)	—		—	95	—		95
Current debt—related party	6,900	—	—		—	6,900	(6,900	) (f)	—

Total current liabilities	19,060	(5,631)	—		15,494	28,923	(9,947)		18,976

Noncurrent liabilities
Operating lease liability, less current portion	994	(884)	—		—	110			110
Deferred tax liability, net	10,835	—	—		—	10,835	(10,835	) (i)	—
Deferred revenue, less current portion	99	—	—		—	99	—		99
Long-term debt—related party, less current portion	289,022	—	—		—	289,022	(289,022	) (f)	—
Asset retirement obligations	—	—	—		2,617	2,617	—		2,617

Total noncurrent liabilities	300,950	(884)	—		2,617	302,683	(299,857)		2,826

Commitments and Contingencies						—			—
Equity
Common units (2,095 units authorized, 1,195 units outstanding as of December 31, 2025)	14,016	—	(14,016	) (b)	—	—	—		—
Additional paid in capital—members’ interests	(1)	—	1	(b)	—	—	—		—

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

	Historical Lea & Eddy Holdings, LLC	Excluded Assets	Transaction Accounting Adjustments		Formation Related Adjustments	Pro Forma	Up-C Reorganization and Offering		Pro Forma, as adjusted
		(a)			(c)
(in thousands, except unit counts)
Additional paid in capital—warrants—related party	18,416	—	(18,416	) (b)	—	—			—
Additional paid-in capital	—	—	32,431	(b)	1,444,029	1,476,460	(1,476,460	) (g)	—
Accumulated deficit	(70,783)	(12,099)	—		—	(82,882)	82,882	(d)(e)(g)(f)	—
Class A members’ equity	—	—	—		—	—	366,759	(g)	366,759
Class B members’ equity	—	—	—		—	—	—		—

Total shareholders’ and members’ equity attributable to EagleRock Land, LLC	(38,352)	(12,099)	—		1,444,029	1,393,578	(1,026,819)		366,759
Noncontrolling interest	—	—	—		—	—	1,392,882	(g)(h)	1,392,882

Total shareholders’ and members’ equity	(38,352)	(12,099)	—		1,444,029	1,393,578	366,063		1,759,641

Total liabilities and equity	$281,658	$(18,614)	$—		$1,462,140	$1,725,184	$56,259		$1,781,443

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

EagleRock Land, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

for the Three Months Ended March 31, 2026

	Historical Lea & Eddy Holdings, LLC, as adjusted	Excluded Assets	Transaction Accounting Adjustments		Formation Related Adjustments	Pro Forma	Up-C Reorganization and Offering		Pro Forma, as adjusted
	(a)	(c)			(f)				(n)
(in thousands)
Revenues
Resource sales	$18,953	$(6,629)	$—		$3,096	$15,420	$—		$15,420
Resource sales—related party	126	(126)	—		387	387	—		387
Resource royalties	—	—	—		—	—	—		—
Resource royalties— related party	—	—	—		—	—	—		—
Surface use related revenues	3,183	—	—		908	4,091	—		4,091
Surface use related revenues—related party	—	—	—		—	—	—		—
Surface use royalties	794	—	—		775	1,569	—		1,569
Surface use royalties—related party	—	—	2,055	(d)	11,718	13,773	—		13,773

Total revenues	23,056	(6,755)	2,055		16,884	35,240	—		35,240
Cost of sales (exclusive of depreciation and amortization)	4,858	(539)	—		741	5,060	—		5,060
Related party cost of sales	2,861	(2,861)	—		—	—	—		—
General and administrative expense	4,588	(1,940)	—		217	2,865	(2,049	) (m)	816
Related party general and administrative expense	6	(6)	51	(d)	—	51	—		51
Depreciation and amortization expense	4,591	(108)	—		11,181	15,664	—		15,664
Gain on investment in sales-type lease	(3,275)	—	—		—	(3,275)	—		(3,275)

Total operating expenses	13,629	(5,454)	51		12,139	20,365	(2,049)		18,316

Operating Income (Loss)	9,427	(1,301)	2,004		4,745	14,875	2,049		16,924
Interest expense	—	—	—	(e)	—	—	(181	) (l)	(181)
Interest expense—related party	(5,834)	—	—		—	(5,834)	5,834	(h)	—
Interest income	—	—	—		—	—	—		—

Income from operations before taxes	3,593	(1,301)	2,004		4,745	9,041	7,702		16,743

Income tax expense (benefit)	230	—	—		—	230	977	(i)	1,207

Net income (loss)	3,363	(1,301)	2,004		4,745	8,811	6,725		15,536

Less: net income (loss) attributable to non-controlling interests	—	—	—		—	—	(13,023	) (j)	(13,023)

Net income (loss) attributable to EagleRock Land, LLC	$3,363	$(1,301)	$2,004		$4,745	$8,811	$(6,298)		$2,513

Net income per share of common stock
Basic								(k)	$0.09
Diluted								(k)	$0.09
Weighted average common stock outstanding
Basic								(k)	28,184,518
Diluted								(k)	28,184,518

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

EagleRock Land, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

for the Year Ended December 31, 2025

	Historical Lea & Eddy Holdings, LLC, as adjusted	Historical Accelerated Water Resources, LLC for the period January 1, 2025 through April 14, 2025, as adjusted	Excluded Assets	Transaction Accounting Adjustments		Formation Related Adjustments	Pro Forma	Up-C Reorganization and Offering		Pro Forma, as adjusted
	(a)	(b)	(c)			(f)				(n)
(in thousands)
Revenues
Resource sales	$54,670	$23,446	(25,017)	$—		$11,419	$64,518	$—		$64,518
Resource sales—related party	509	—	(509)	—		1,800	1,800	—		1,800
Resource royalties	—	—	—	—		—	—	—		—
Resource royalties— related party	—	—	—	—		—	—	—		—
Surface use related revenues	13,667	4,661	(3,960)	—		7,555	21,923	—		21,923
Surface use related revenues—related party	—	—	—	—		—	—	—		—
Surface use royalties	3,327	901	(581)	—		2,267	5,914	—		5,914
Surface use royalties—related party	—	—	—	7,889	(d)	40,000	47,889	—		47,889

Total revenues	72,173	29,008	(30,067)	7,889		63,041	142,044	—		142,044
Cost of sales (exclusive of depreciation and amortization)	20,863	4,454	(4,092)	—		5,255	26,480	—		26,480
Related party cost of sales	10,207	—	(10,207)	—		—	—	—		—
General and administrative expense	9,834	738	(3,004)	—		309	7,877	71,491	(g)	79,368
Related party general and administrative expense	235	—	(235)	205	(d)	—	205	—		205
Depreciation and amortization expense	14,984	1,439	(347)	—		44,723	60,799	—		60,799
Gain on sale of property, plants and equipment, net	(2,067)	174	—	—		(1,940)	(3,833)	—		(3,833)

Total operating expenses	54,056	6,805	(17,885)	205		48,347	91,528	71,491		163,019

Operating Income (Loss)	18,117	22,204	(12,182)	7,684		14,694	50,516	(71,491)		(20,975)
Interest expense	—	(2)	—	2	(e)	—	—	(723	) (l)	(723)
Interest expense—related party	(21,185)	—	—	—		—	(21,185)	21,185	(h)	—
Interest income	—	109	—	—		—	109	—		109
Loss on extinguishment of debt	(70,001)	—	—	—		—	(70,001)	64,878	(h)	(5,123)

Income from operations before taxes	(73,069)	22,311	(12,182)	7,686		14,694	(40,561)	13,849		(26,712)

Income tax expense (benefit)	2	—	—	—		—	2	(2	) (i)	—

Net income (loss)	(73,071)	22,311	(12,182)	7,686		14,694	(41,563)	13,851		(26,712)

Less: net income (loss) attributable to non-controlling interests	—	—	—	—		—	—	21,146	(j)	21,146

Net income (loss) attributable to EagleRock Land, LLC	$(73,071)	$22,311	$(12,182)	$7,686		$14,694	$(41,563)	$34,997		$(5,566)

Net income per share of common stock
Basic									(k)	$(0.20)
Diluted									(k)	$(0.20)
Weighted average common stock outstanding
Basic									(k)	27,690,825
Diluted									(k)	27,690,825

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

EagleRock Land, LLC

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Basis of Presentation

The pro forma condensed consolidated financial information has been prepared by the Company in accordance with Article 11 of Regulation S-X. For purposes of the unaudited pro forma condensed consolidated balance sheet, it is assumed that the DE Flow Contribution, the Shallow Valley Contribution, the Up-C Reorganization and the Offering occurred on March 31, 2026. For purposes of the unaudited pro forma condensed consolidated statement of operations, it is assumed the Accelerated Acquisition, the DE Flow Contribution, the Shallow Valley Contribution, the Up-C Reorganization and the Offering occurred on January 1, 2025.

The unaudited pro forma condensed consolidated financial information was prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical consolidated financial statements of the Company and the historical consolidated financial statements of Accelerated, DE Flow and Shallow Valley. As such, assets of the subsidiaries contributed by the Predecessor will be recorded by the Company at their historical carrying value while the assets associated with the Shallow Valley Contribution and DE Flow Contribution will be recognized at their acquisition-date fair values.

The results of operations of Accelerated Water Resources, LLC (“Accelerated”) from January 1, 2025 to April 14, 2025 (the date of the Accelerated Acquisition) are included in the condensed consolidated pro forma statement of operations for the year ended December 31, 2025 in order to give effect to the Accelerated Acquisition as if it had occurred on January 1, 2025. The results of Accelerated are included in the results of the Predecessor for the period April 15, 2025 to December 31, 2025. There is no adjustment made to the condensed consolidated pro forma balance sheet for the Accelerated Acquisition, as the assets and liabilities of Accelerated are included in the results of the Predecessor as of March 31, 2026.

The transaction accounting adjustments represent Company management’s best estimates and are based upon currently available information and certain assumptions that we believe are reasonable under the circumstances; however actual results may differ from estimates.

Our management has identified certain reclassification adjustments given all currently available information related to the DE Flow Contribution and Shallow Valley Contribution, which would be necessary to conform the presentation of its financial statements or accounting policies to those of the Company. Refer to Note 3(c)(1) and Note 4(f)(1) below for additional information.

Note 2: Purchase Price

We accounted for the Accelerated Acquisition as a business combination in accordance with ASC 805, as the transaction met the definition of businesses under generally accepted accounting principles in the United States of America (“GAAP”). Accordingly, the identifiable assets acquired and liabilities assumed were recognized at their acquisition-date fair values. The total consideration transferred was measured at the fair value of the consideration exchanged with the sellers. The purchase price was allocated to the identifiable assets acquired and liabilities assumed based on their relative fair values in accordance with ASC 805-20. There was no excess of consideration transferred over the fair value of the identifiable net assets acquired and, as such, no goodwill was recognized.

We accounted for the Shallow Valley Contribution and the DE Flow Contribution as business combinations in accordance with ASC 805, as the transactions preliminarily meet the definition of businesses under GAAP and this preliminary conclusion could materially impact results. Accordingly, the identifiable assets acquired and liabilities assumed are recognized at their acquisition-date fair values. The total consideration transferred is measured at the fair value of the consideration exchanged with the sellers. The purchase price is allocated to the identifiable assets acquired and liabilities assumed based on their relative fair values in accordance with ASC 805-20. Any excess of the consideration transferred over the fair value of the identifiable net assets acquired, if applicable, is recognized as goodwill.

The determination of fair value used in the Shallow Valley Contribution and DE Flow Contribution transaction adjustments presented herein are preliminary and based on management estimates of the fair value of the assets acquired and have been prepared to illustrate the estimated effect of the respective transactions. The final determination of the purchase price allocation will depend on a number of factors that cannot be predicted with certainty at this time. Therefore, the actual purchase price allocation for each transaction may differ from the transaction accounting adjustments presented in these unaudited condensed pro forma statements.

Note 3: Pro Forma Adjustments—Unaudited Pro Forma Condensed Consolidated Balance Sheet

The Company made the following adjustments in the preparation of the unaudited pro forma condensed consolidated balance sheet as of March 31, 2026.

(a)	Adjustments to reflect the Excluded Assets that will be retained by the Predecessor’s Owner, and thus will not be contributed to the Company.

(b)

Adjustment to reflect, pursuant to the Warrant Exercise Agreement, the exercise and partial forfeiture of the L&E Warrants by the TCW Entities, the termination of each Warrant Agreement and the immediate issuance of OpCo Units to the TCW Entities and the owners of Lea & Eddy.

(c)	Adjustments to reflect the total effect of the DE Flow Contribution and the Shallow Valley Contribution on the pro forma condensed consolidated balance sheet, as follows:

	Historical DE Flow, as adjusted	Transaction Accounting Adjustments		Historical Shallow Valley, as adjusted	Transaction Accounting Adjustments		Total
	(1)			(1)
(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$—	$—		$—	$—		$—
Accounts receivable, net	522	(522	) (3)	2,310	(2,310	) (3)	—
Accounts receivable—related party	—	—		—	—		—
Inventory	1,424	(1,424	) (3)	—	—		—
Prepaid expenses and other current assets	1,667	(1,667	) (3)	—	—		—

Total current assets	3,613	(3,613)		2,310	(2,310)		—
Non-current assets:
Property, plant and equipment, net of accumulated depreciation	71,477	6,699	(2)	92,805	153,566	(4)	324,547
Right-of-use assets, net	—	—		—	—		—
Intangible assets, net	—	448,797	(2)	—	136,206	(4)	585,003
Goodwill	—	472,646	(2)	—	79,944	(4)	552,590
Deferred offering costs	—	—		—	—		—
Other noncurrent assets	—	—		—	—		—

Total non-current assets	71,477	928,142		92,805	369,716		1,462,140

Total assets	$75,089	$924,529		$95,115	$367,406		$1,462,140

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	—	—		169	(169	) (3)	—
Accounts payable—related party	—	8,418	(2)	—	7,076	(4)	15,494
Accrued liabilities	3,521	(3,521	) (3)	—	—		—
Current income taxes payable	—	—		—	—		—
Current deferred revenue	—	—		144	(144	) (3)	—
Current operating lease liability	—	—		—	—		—
Current debt—related party	—	—		—	—		—

Total current liabilities	3,521	4,897		313	6,763		15,494

Noncurrent liabilities
Operating lease liability, less current portion	—	—		—	—		—
Deferred tax liability, net	121	(121	) (2)	—	—		—

	Historical DE Flow, as adjusted	Transaction Accounting Adjustments		Historical Shallow Valley, as adjusted	Transaction Accounting Adjustments		Total
	(1)			(1)
(in thousands)
Deferred revenue, less current portion	—	—		—	—		—
Long-term debt – related party, less current portion	—	—		—	—		—
Asset retirement obligations	2,617	—		—	—		2,617

Total noncurrent liabilities	2,738	(121)		—	—		2,617

Commitments and Contingencies
Equity
Common units (2,095 units authorized, 1,195 units outstanding as of March 31, 2026)	—	—		—	—		—
Additional paid in capital—members’ interests	—	—		—	—		—
Additional paid in capital—warrants—related party	—	—		—	—		—
Additional paid in capital	—	988,583	(2)	—	455,445	(4)	1,444,029
Accumulated deficit	68,830	(68,830	) (2)	94,802	(94,802	) (4)	—
Class A members’ equity	—	—		—	—		—
Class B members’ equity	—	—		—	—		—
Total shareholders’ and members’ equity attributable to EagleRock Land, LLC	68,830	919,753		94,802	360,643		1,444,029
Noncontrolling interest	—	—		—	—		—

Total shareholders’ and members’ equity	68,830	919,753		94,802	360,643		1,444,029

Total liabilities and equity	75,089	924,529		95,115	367,406		1,462,140

(1)

The columns represent the historical audited balance sheets of DE Flow and Shallow Valley, presented elsewhere in this filing, as adjusted to reflect reclassifications necessary to conform with the Company’s presentation going forward. Such amounts are reflected in the “Historical DE Flow, as adjusted” and “Historical Shallow Valley, as adjusted” columns:

Historical DE Flow	EagleRock Land, LLC	Reclassified Balances
Balance Sheet FSLI		(in thousands)
Insurance receivable	Prepaid expenses and other current assets	1,642
Sourced water inventory	Inventory	1,424
Other assets	Prepaid expenses and other current assets	25
Accrued capital expenditures	Accrued liabilities	2,978
Net parent investment	Accumulated deficit	68,830

Historical Shallow Valley	EagleRock Land, LLC	Reclassified Balances
Balance Sheet FSLI		(in thousands)
Property, plant and equipment, net of accumulated depreciation	Property, plant and equipment, net	28,909
Land	Property, plant and equipment, net	63,896
Accounts payable and accrued liabilities	Accounts payable	169
Deferred revenue	Current deferred revenue	144
Net investment	Accumulated deficit	94,802

(2)

Adjustments to reflect changes associated with the DE Flow Contribution in exchange for OpCo Units representing an initial approximate 41.8% ownership interest in OpCo, prior to the dilutive effect of any other transactions.

A summary of the consideration transferred, and the fair value of the assets and liabilities acquired in connection with the DE Flow Contribution is as follows (in thousands, except for unit counts):

Value of the 45,873,930 units of OpCo to be issued in exchange for the DE Flow Contribution (based on the closing price of $21.55 per Class A share)	$988,583
Fair value of assets acquired:
Fair value of property, plant and equipment, net	78,175
Fair value of customer contracts	448,797
Asset retirement obligations	(2,617)
Reimbursement payable	(8,418)
Goodwill	472,646

Total net assets acquired	$988,583

The Company used $21.55 as the value of each OpCo unit, as this was the price the Class A shares closed at on May 15, 2026 which was the closing date of the DE Flow Contribution. As each OpCo unit (along with a corresponding Class B share) can be exchanged for one Class A share, the Company determined that $21.55 was the best evidence of fair value for the OpCo units as of the closing date of the DE Flow Contribution.

(3)	Adjustments to reflect balances that were not contributed to the Company as part of the Shallow Valley Contribution and DE Flow Contribution.
(4)

Adjustments to reflect changes associated with the Shallow Valley Contribution in exchange for OpCo Units representing an initial approximate 19.3% ownership interest in OpCo, prior to the dilutive effect of any other transactions.

A summary of the consideration transferred, and the fair value of the assets and liabilities acquired in connection with the Shallow Valley Contribution is as follows (in thousands, except for unit counts):

Value of the 21,134,331 units of OpCo to be issued in exchange for the Shallow Contribution (based on the closing price of $21.55 per Class A share)	$455,445
Fair value of assets acquired:
Fair value of property, plant and equipment, net	246,371
Fair value of intangible assets	136,206
Reimbursement payable	(7,076)
Goodwill	79,944

Total net assets acquired	$455,445

The Company used $21.55 as the value of each OpCo unit, as this was the price the Class A shares closed at on May 15, 2026 which was the closing date of the Shallow Valley Contribution. As each OpCo unit (along with a corresponding Class B share) can be exchanged for one Class A share, the Company determined that $21.55 was the best evidence of fair value for the OpCo units as of the closing date of the Shallow Valley Contribution.

(d)

Adjustments to reflect the gross proceeds from the issuance and sale of 17,300,000 Class A shares at the initial public offering price of $18.50 per share, net of underwriting discounts and commissions and additional estimated expenses related to the Offering as well as the exercise of the underwriter’s option to purchase an additional 2,595,000 Class A shares at the initial public offering price of $18.50. Adjustments also reflect the issuance of Class B shares to the Lea & Eddy, Double Eagle and Shallow Valley Owners related to the Up-C Reorganization.

The following table provides a reconciliation of the pro forma cash expected to be received and used in connection with the consummation of the Offering and the net proceeds from the Offering as disclosed in the Final Prospectus (in thousands):

Gross proceeds from the Offering	$368,058
Estimated underwriting discounts and commissions	25,764
Issuance expenses (1)	11,936

Pro forma cash received from the Offering	$330,358

Repayment of Predecessor Credit Facility (2)	(263,343)
Payment of Credit Facility debt issuance costs(3)	(9,279)

Net pro forma cash provided by the Offering	$57,736

(1)	Excludes $1.8 million of expenses paid as of March 31, 2026.
(2)	Refer to Note (f) below for additional information.

(3)	Includes debt issuance costs of $3.5 million incurred to enter into the Credit Facility. Refer to Note 3(j) for more information.

(e)	Represents the offsetting of $1.8 million of deferred offering costs from Deferred offering costs and $3.0 million from Accounts payable against proceeds from the Offering.
(f)

Represents a $263.3 million pay down of the Predecessor Credit Facility, consisting of $256.3 million of the term loan and $7.0 million of the revolver, the write-off of debt premium of $32.6 million and prepaid interest of $0.1 million within Prepaid expenses and other current assets, and additional payments to paydown the Predecessor Credit Facility.

(g)

Adjustments to members’ equity reflecting (i) $366.8 million for Class A shares outstanding following this offering and application of the net proceeds therefrom calculated as the 20.8% controlling interest in OpCo’s pro forma, as adjusted members’ equity as of March 31, 2026 and (ii) a decrease of $1,392.9 million in members’ equity to allocate a portion of the Company’s equity to the non-controlling interest described in Note (h) below.

(h)

Adjustments to non-controlling interest due to consolidation of financial results of OpCo. The Company will initially have a minority economic interest in OpCo, but will have control over the management of OpCo. Therefore, we consolidated the financial results of OpCo and will report a non-controlling interest on our consolidated balance sheet for the percentage of OpCo units not held by the Company. Upon completion of the contemplated transactions, the non-controlling interest is expected to own approximately 79.2% of OpCo.

Pro forma members’ equity as of March 31, 2026	$1,393,578
Gain on extinguishment of debt	26,701
IPO bonus compensation expense	(57,350)
RSU share-based compensation expense	(14,243)

Pro forma members’ equity as of March 31, 2026, adjusted	$1,348,686
Gross proceeds from the Offering	368,058
Remeasurement of deferred tax liability	10,835
IPO bonus share issuance	57,350
RSU share-based compensation expense	14,243
Underwriting discounts and offering costs (1)	(39,530)

Pro forma, as adjusted OpCo members’ equity as of March 31, 2026	$1,759,641

Estimated noncontrolling interest percentage of EagleRock Land, LLC	79.2%

(1)	Includes offering costs paid as of March 31, 2026.
(i)

Adjustments to reflect the estimated change in long-term deferred tax liabilities for temporary differences between the historical cost basis and tax basis of the Company’s assets and liabilities assuming the Company’s status as a subchapter C corporation. Adjustments result in a deferred tax asset offset by an equivalent valuation allowance. Deferred income tax adjustments arising from fair value adjustments have been estimated at the expected tax rate of approximately 26.25% in the unaudited pro forma condensed consolidated statement of operations. Adjustments are based on information currently available, using applicable assumptions and estimates. Actual results are subject to change, which could be material.

(j)

Adjustments to reflect the debt issuance costs of $3.5 million related to a new credit facility (the “Credit Facility”) the Company expects to enter into following completion of this Offering and the associated repayment and termination of the Predecessor Credit Facility.

Note 4: Pro Forma Adjustments—Unaudited Pro Forma Condensed Consolidated Statement of Operations

The Company made the following adjustments in the preparation of the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2026, and the year ended December 31, 2025.

(a)

The column represents the historical audited and unaudited activity of Lea & Eddy, presented elsewhere in this filing, as adjusted to reflect reclassification necessary to conform with the Company’s presentation going forward. Such amounts are reflected in the “Historical Lea & Eddy, LLC, as adjusted” column.

For the three months ended March 31, 2026
	Historical Lea & Eddy Holdings, LLC	Water sales reclassification	Surface and other revenues reclassification	Historical Lea & Eddy Holdings, LLC, as adjusted
(in thousands)
Historical Lea & Eddy
Water sales	$18,672	$(18,672)	$—	$—
Related party water sales	126	(126)	—	—
Surface and other revenues	4,258	—	(4,258)	—

Total historical revenue	$23,056	$(18,798)	$(4,258)	$—
EagleRock Land, LLC
Resource sales	$—	$18,392	$561	$18,953
Resource sales—related party	—	126	—	126
Surface use related revenues	—	280	2,903	3,183
Surface use royalties	—	—	794	794

Total revenues	$—	$18,798	$4,258	$23,056

For the year ended December 31, 2025
	Historical Lea & Eddy Holdings, LLC	Water sales reclassification	Surface and other revenues reclassification	Historical Lea & Eddy Holdings, LLC, as adjusted
(in thousands)
Historical Lea & Eddy
Water sales	$55,199	$(55,199)	$—	$—
Related party water sales	509	(509)	—	—
Surface and other revenues	16,465	—	(16,465)	—

Total historical revenue	$72,173	$(55,708)	$(16,465)	$—
EagleRock Land, LLC
Resource sales	$—	$50,323	$4,348	$54,671
Resource sales—related party	—	509	—	509
Surface use related revenues	—	4,876	8,790	13,666
Surface use royalties	—	—	3,327	3,327

Total revenues	$—	$55,708	$16,465	$72,173

(b)

The column represents the historical unaudited activity of Accelerated, presented in the Final Prospectus, as adjusted to reflect reclassification necessary to conform with the Company’s presentation going forward. Such amounts are reflected in the “Historical Accelerated Water Resources, LLC for the period January 1, 2025 through April 14, 2025, as adjusted” column.

Historical Accelerated	EagleRock Land, LLC	Reclassified Balances – Q1’25	Reclassified Balances – January 1, 2025 to April 14, 2025
		(in thousands)
Fresh water sales	Resource sales	$17,591	$23,206
Surface use land rights	Surface use related revenues	3,917	4,231
Fresh water transfer services	Surface use related revenues	321	430
Caliche sales	Resource sales	179	229
Topsoil sales	Resource sales	—	11
Produced water disposal services	Surface use royalties Cost of sales (exclusive of	827	901
Operating expenses	depreciation and amortization)	185	221
General & administrative expenses	General and administrative expense	609	738

Historical Accelerated	EagleRock Land, LLC	Reclassified Balances – Q1’25	Reclassified Balances – January 1, 2025 to April 14, 2025
		(in thousands)
Accretion of discount on asset retirement calculation	Depreciation and amortization expense	8	10
Loss on disposition of assets	Gain on sale of property, plants and equipment, net	174	174
Other income	Interest income	109	109

(c)

Adjustments to reflect the removal of activity related to the Excluded Assets that will be retained by the Predecessor’s Owners and replaced by the Hydrosource produced water recycling rights agreement (the “Hydrosource Recycling Agreement”) going forward (refer to Note (d) below for additional information).

(d)

Adjustments to reflect the royalty revenue received related to the Hydrosource Recycling Agreement entered into as part of the transaction. Net royalty payment is based on a percentage of the gross selling price received by Hydrosource for recycled water stored, treated, processed, purchased or sold on our land, and for each barrel of recycled water sold off our land. The agreement also contains provisions for additional royalty income if Hydrosource engages in additional revenue generating activities on our land including solid waste operations and sand mine operations. The adjustment reflects approximately $7.9 million and $2.1 million in royalties that would have been recognized if the Hydrosource Recycling Agreement had been in place as of January 1, 2025 using historical volumes and contractual rates for the three months ended March 31, 2026 and the year ended December 31, 2025, respectively. Adjustment to operating expenses includes the Company’s 50% share of the corporate lease cost.

(e)

Adjustments to reflect the elimination of Accelerated’s historical interest expense incurred prior to its acquisition by the Predecessor, as the Predecessor did not assume the related debt in the Accelerated Acquisition.

(f)	Adjustment to reflect the total effect of the DE Flow Contribution and the Shallow Valley Contribution on the pro forma condensed consolidated statement of operations, as follows:

For the three months ended March 31, 2026
	Historical DE Flow, as adjusted	Transaction Accounting Adjustments		Historical Shallow Valley, as adjusted	Transaction Accounting Adjustments	Total
	(1)			(1)
(in thousands)
Revenues
Resource sales	$—	$—		$3,096	$—	$3,096
Resource sales—related party	12,577	(12,577	) (2)	387	—	387
Resource royalties	—	—		—	—	—
Resource royalties—related party	—	—		—	—	—
Surface use related revenues	—	—		908	—	908
Surface use related revenues—related party	—	—		—	—	—
Surface use royalties	274	(274	) (2)	775	—	775
Surface use royalties—related party	7,696	4,022	(2)	—	—	11,718

Total revenues	20,547	(8,829)		5,166	—	16,884
Cost of sales (exclusive of depreciation and amortization)	7,527	(7,527	) (2)	741	—	741
Related party cost of sales	—	—		—	—	—

For the three months ended March 31, 2026
	Historical DE Flow, as adjusted	Transaction Accounting Adjustments		Historical Shallow Valley, as adjusted	Transaction Accounting Adjustments	Total
	(1)			(1)
(in thousands)
General and administrative expense	498	(498	) (2)	217	—	217
Related party general and administrative expense	—	—		—	—	—
Depreciation and amortization expense	1,234	7,848	(3)	769	1,330 (5)	11,181
Gain on sale of property, plants and equipment, net	—	—		—	—	—

Total operating expenses	9,259	(176)		1,727	1,330	12,139

Operating income (Loss)	11,288	(8,653)		3,439	(1,330)	4,745

Interest expense	(85)	85	(4)	—	—	—
Interest expense—related party	—	—		—	—	—
Interest income	—	—		—	—	—
Loss on extinguishment of debt	—	—		—	—	—

Income from operations before taxes	11,203	(8,567)		3,439	(1,330)	4,745

Income tax expense (benefit)	(3)	3	(4)	—	—	—

Net income (loss)	11,206	(8,571)		3,439	(1,330)	4,745

Less: net income attributable to non-controlling interests	—	—		—	—	—

Net income (loss) attributable to EagleRock Land, LLC	$11,206	$(8,571)		$3,439	$(1,330)	$4,745

For the year ended December 31, 2025
	Historical DE Flow, as adjusted	Transaction Accounting Adjustments		Historical Shallow Valley, as adjusted	Transaction Accounting Adjustments	Total
	(1)			(1)
(in thousands)
Revenues
Resource sales	$10	$(10	) (2)	$11,419	$—	$11,419
Resource sales—related party	34,433	(34,433	) (2)	1,800	—	1,800
Resource royalties	—	—		—	—	—
Resource royalties—related party	—	—		—	—	—
Surface use related revenues	—	—		7,555	—	7,555
Surface use related revenues—related party	—	—		—	—	—
Surface use royalties	1,424	(1,424	) (2)	2,267	—	2,267
Surface use royalties—related party	20,641	19,359	(2)	—	—	40,000

Total revenues	56,508	(16,508)		23,041	—	63,041

	For the year ended December 31, 2025
	Historical DE Flow, as adjusted	Transaction Accounting Adjustments		Historical Shallow Valley, as adjusted	Transaction Accounting Adjustments	Total
	(1)			(1)
(in thousands)
Cost of sales (exclusive of depreciation and amortization)	26,275	(26,275	)(2)	5,255	—	5,255
Related party cost of sales	—	—		—	—	—
General and administrative expense	1,093	(1,093	)(2)	309	—	309
Related party general and administrative expense	—	—		—	—	—
Depreciation and amortization expense	2,673	33,654	(3)	2,357	6,039 (5)	44,723
Gain on sale of property, plants and equipment, net	25	—		(1,965)	—	(1,940)

Total operating expenses	30,066	6,286		5,956	6,039	48,347

Operating income (Loss)	26,442	(22,794)		17,085	(6,039)	14,694

Interest expense	(516)	516	(4)	—	—	—
Interest expense—related party	—	—		—	—	—
Interest income	—	—		—	—	—
Loss on extinguishment of debt	—	—		—	—	—

Income from operations before taxes	25,926	(22,278)		17,085	(6,039)	14,694

Income tax expense (benefit)	91	(91	)(4)	—	—	—

Net income (loss)	25,835	(22,187)		17,085	(6,039)	14,694

Less: net income attributable to non-controlling interests	—	—		—	—	—

Net income (loss) attributable to EagleRock Land, LLC	$25,835	$(22,187)		$17,085	$(6,039)	$14,694

(1)

The columns represent the historical audited activity of DE Flow and Shallow Valley, presented elsewhere in this filing, as adjusted to reflect the reclassification necessary to conform with the Company’s presentation going forward. Such amounts are reflected in the “Historical DE Flow, as adjusted” and “Historical Shallow Valley, as adjusted” columns.

The reclassifications of revenues are shown in the tables below:

	For the three months ended March 31, 2026
	Historical DE Flow	Midstream revenues – related party Reclassification Adjustments	Midstream revenues – third party reclassification	Historical DE Flow, as adjusted
(in thousands)
Historical DE Flow
Midstream revenues—related party	$20,073	$(20,073)	$—	$—
Midstream revenues—third party	274	—	(274)	—

Total historical revenue	$20,547	$(20,072)	$(274)	$—
EagleRock Land, LLC
Resource sales	$—	$—	$—	$—
Resource sales—related party	—	12,577	—	12,577
Surface use royalties	—	—	274	274
Surface use royalties—related party	—	7,696	—	7,696

Total EagleRock Land, LLC revenue	$—	$20,273	$274	$20,547

	For the year ended December 31, 2025
	Historical DE Flow	Midstream revenues – related party Reclassification Adjustments	Midstream revenues – third party reclassification	Historical DE Flow, as adjusted
(in thousands)
Historical DE Flow
Midstream revenues—related party	$55,074	$(55,074)	$—	$—
Midstream revenues—third party	1,434	—	(1,434)	—

Total historical revenue	$56,508	$(55,074)	$(1,434)	$—
EagleRock Land, LLC
Resource sales	$—	$—	$10	$10
Resource sales—related party	—	34,433	—	34,433
Surface use royalties	—	—	1,424	1,424
Surface use royalties—related party	—	20,641	—	20,641

Total EagleRock Land, LLC revenue	$—	$55,074	$1,434	$56,508

	For the three months ended March 31, 2026
	Historical Shallow Valley	Water sales reclassification	Easement and surface damages reclassification	Other reclassification	Historical Shallow Valley, as adjusted
(in thousands)
Historical Shallow Valley
Water sales	$4,258	$(4,258)	$—	$—	$—
Easement and surface damages	827	—	(827)	—	—
Other	81	—	—	(81)	—

Total historical revenue	$5,166	$(4,258)	$(827)	$(81)	$—
EagleRock Land, LLC
Resource sales	$—	$3,096	$—	$—	$3,096
Resource sales—related party	—	387	—	—	387
Surface use related revenues	—	—	827	81	908
Surface use royalties	—	775	—	—	775

Total EagleRock Land, LLC revenue	$—	$4,258	$827	$81	$5,166

For the year ended December 31, 2025
	Historical Shallow Valley	Water sales reclassification	Easement and surface damages reclassification	Other reclassification	Historical Shallow Valley, as adjusted
(in thousands)
Historical Shallow Valley
Water sales	$15,486	$(15,486)	$—	$—	$—
Easement and surface damages	7,026	—	(7,026)	—	—
Other	529	—	—	(529)	—

Total historical revenue	$23,041	$(15,486)	$(7,026)	$(529)	$—
EagleRock Land, LLC
Resource sales	$—	$11,419	$—	$—	$11,419
Resource sales—related party	—	1,800	—	—	1,800
Surface use related revenues	—	—	7,026	529	7,555
Surface use royalties	—	2,267	—	—	2,267

Total EagleRock Land, LLC revenue	$—	$15,486	$7,026	$529	$23,041

Other reclassification adjustments for the unaudited pro forma condensed consolidated statement of operations are shown in the tables below:

For the three months ended March 31, 2026
Historical DE Flow	EagleRock Land, LLC	Reclassified Balances
		(in thousands)
Cost of goods sold	Cost of sales (exclusive of depreciation and amortization)	7,004
Direct operating expenses	Cost of sales (exclusive of depreciation and amortization)	523
Depreciation, amortization and accretion	Depreciation and amortization expense	1,234
General and administrative	General and administrative expense	498
Income tax expense	Income tax expense (benefit)	(3)

For the year ended December 31, 2025
Historical DE Flow	EagleRock Land, LLC	Reclassified Balances
		(in thousands)
Cost of goods sold	Cost of sales (exclusive of depreciation and amortization)	$23,401
Direct operating expenses	Cost of sales (exclusive of depreciation and amortization)	2,874
Depreciation, amortization and accretion	Depreciation and amortization expense	2,673
Loss on property abandonment	Gain on sale of property, plant and equipment, net	25
General and administrative	General and administrative expense	1,093
Income tax expense	Income tax expense (benefit)	91

For the three months ended March 31, 2026
Historical Shallow Valley	EagleRock Land, LLC	Reclassified Balances
		(in thousands)
Cost of sales (exclusive of depreciation)	Cost of sales (exclusive of depreciation and amortization)	$741
Depreciation expense	Depreciation and amortization expense	769
General and administrative expense	General and administrative expense	217

For the year ended December 31, 2025
Historical Shallow Valley	EagleRock Land, LLC	Reclassified Balances
		(in thousands)
Cost of sales (exclusive of depreciation)	Cost of sales (exclusive of depreciation and amortization)	$5,248
Depreciation expense	Depreciation and amortization expense	2,357
Severance and ad valorem tax expense	Cost of sales (exclusive of depreciation and amortization)	7
General and administrative expense	General and administrative expense	309
Gain on sale of property, plant and equipment	Gain on sale of property, plant and equipment	(1,965)

(2)

Adjustments to reflect the effect of the DE Flow WSMA entered into as part of the DE Flow Contribution. The DE Flow WSMA replaced historical revenue and direct operating expenses with royalty revenue. Net royalty payment is based on a royalty equal to 90% of net proceeds generated by the assets operated by DEF Operating and the contractually specified minimum royalty. The adjustment reflects $11.3 million and $40.0 million in royalties, inclusive of any shortfall payments, that would have been recognized if the DE Flow WSMA had been in place as of January 1, 2025, using historical DE Flow net proceeds and contractually specified rates in the DE Flow WSMA for the three months ended March 31, 2026 and the year ended December 31, 2025, respectively.

(3)	Adjustment to reflect the depreciation and amortization associated with the fair value step up of assets acquired in the DE Flow Contribution (in thousands except for useful life).

			Depreciation, amortization and accretion expense
Description	Weighted Average Remaining Useful Life	Fair Value	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Property, plant and equipment:
Wells, pits, piping and water assets	25.4	$55,171	$582	$2,327
Roads and land improvements	14.0	1,826	33	130
Machinery, electrical other equipment	11.6	7,770	170	680
Land	N/A	4,990	—	—
Identifiable intangible assets:
Customer contracts	13.0	399,282	7,678	30,714
Customer relationships	20.0	49,515	619	2,476

Total pro forma depreciation, amortization and accretion expense			9,082	36,327
Less: historical depreciation, amortization and accretion expense			(1,234)	(2,673)

Total pro forma adjustment depreciation, amortization and accretion expense			$7,848	$33,654

(4)

Adjustments to reflect the removal of interest expense and tax expense that was historically pushed down in the preparation of DE Flow carve out financial statements, as the related debt will not be contributed as part of the DE Flow Contribution.

(5)

Adjustments to reflect the adjustment to depreciation and amortization associated with the fair value step up of assets acquired in the Shallow Valley Contribution (in thousands except for useful life).

			Depreciation, amortization and accretion expense
Description	Weighted Average Remaining Useful Life	Fair Value	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Property, plant and equipment:
Wells, pits, piping and water assets	17.6	$39,371	$583	$2,330
Land, building and site improvements	8.0	2,751	103	411
Machinery, vehicles, and other equipment	3.0	618	52	206

			Depreciation, amortization and accretion expense
Description	Weighted Average Remaining Useful Life	Fair Value	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Land	N/A	197,000	—	—
Identifiable intangible assets
Source water reserves	25.0	136,206	1,362	5,448

Total pro forma depreciation, amortization and accretion expense			2,099	8,396
Less: historical depreciation, amortization and accretion expense			(769)	(2,357)

Total pro forma adjustment depreciation, amortization and accretion expense			$1,330	$6,039

(g)	Adjustments to reflect IPO Bonuses paid to certain members of management in connection with the Offering and RSU awards issued to certain employees and non-employees.
(h)

Adjustments to reflect (i) the removal of $5.8 and $21.2 million of historical interest expense related to the Predecessor Credit Facility for the three months ended March 31, 2026 and for the year ended December 31, 2025, respectively; (ii) the removal of a $70.0 million non-cash loss on debt extinguishment that was related to the modification to upsize the Predecessor Credit Facility during the year ended December 31, 2025, and (iii) the recognition of a $5.1 million non-cash loss on debt extinguishment resulting from the use of Offering Proceeds to pay off all historical debt balances existing as of January 1, 2025.

(i)

Adjustments to reflect the estimated incremental income tax provision associated with the Company’s historical results of operations and pro forma adjustments assuming the Company’s earnings had been subject to federal income tax as a subchapter C corporation using an effective tax rate of approximately 26.25%. This rate is inclusive of federal and state income taxes.

(j)

Adjustments to reflect the increase in net income attributable to non-controlling interest for OpCo’s historical results of operations. Upon completion of the contemplated transactions, the non-controlling interest is expected to own approximately 79.2% of OpCo.

(k)

On a pro forma basis, basic earnings per share and diluted earnings per share are $0.09 and $0.09 for the three months ended March 31, 2026 and $(0.20) and $(0.20) for the year ended December 31, 2025. Earnings per share on a pro forma basis is computed as follows:

	Three Months Ended March 31, 2026	Year Ended December 31, 2025
(in thousands)
Pro forma, as adjusted income (loss) before income taxes	$16,743	$(26,712)
Pro forma, as adjusted income tax expense (benefit)	1,207	—

Pro forma, as adjusted net income (loss) attributable to members’ equity	15,536	(26,712)
Net income (loss) attributable to noncontrolling interests	(13,023)	21,146

Pro forma, as adjusted income (loss) available to Class A members	$2,513	$(5,566)

Weighted average number of Class A shares outstanding	28,184,518	27,690,825
Pro forma, as adjusted net income (loss) available to Class A members per share	$0.09	$(0.20)

(l)

Adjustment to reflect interest expense related to the amortization of the Credit Facility debt issuance costs as described in Note 3(j), as well as other costs associated with the Credit Facility. The debt issuance costs are amortized over the five-year term of the Credit Facility.

(m)

Adjustment to reflect stock-based compensation expense related to RSUs granted to certain employees and non-employees as well as the removal of transaction costs related to the Offering recorded as expenses in the historical results of the Predecessor, as these amounts would have been incurred in prior periods had the Offering occurred on January 1, 2025.

(n)

The pro forma, as adjusted data presented reflects events directly attributable to the transactions described and certain assumptions that the Company believes are reasonable. The pro forma, as adjusted data does not reflect certain costs and events, including incremental general and administrative expenses associated with operating as a public company, and are not necessarily indicative of financial results that would have been attained had the described transactions occurred on the dates indicated above nor is it necessarily indicative of the future results of the Company’s business and operations. Refer to the Introduction for additional information on what transactions are reflected in the pro forma data presented.